                                                                     EXHIBIT 4.1


   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                                 PHYTERA, INC.

                        WARRANT TO PURCHASE COMMON STOCK


     This certifies that, for value received, _____________________ (the "Holder") is entitled to subscribe for and purchase up the number of shares of
 ------
fully paid and nonassessable Common Stock of PHYTERA, INC., a Delaware corporation (the "Company"), as calculated pursuant to pursuant to the
                  -------
provisions of Section 5 hereof and subject to adjustments pursuant to Section 6 hereof, at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     As used herein, the term "Common Stock" shall mean the Company's Common
                               ------------
Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.  Term of Warrant.  The purchase right represented by this Warrant is
         ---------------
exercisable, in whole or in part, at any time during the period beginning on the on the closing date of the Next Round (as defined in the Convertible Term Note pursuant to which this Warrant was issued (the "Note")) and ending on the earlier of (i) the third anniversary of the Next Round or (ii) the effective date of an initial public offering which would cause the automatic conversion of the preferred stock issued in the Next Round.

     2.  Warrant Price.  The initial exercise price of this Warrant (the
         -------------
"Warrant Price") shall equal the price per share at which shares of Preferred
--------------
Stock (as defined in the Note) are offered and sold by the Company.

     3.  Method of Exercise; Payment; Issuance of New Warrant.
         ----------------------------------------------------

         Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as
Exhibit 1 duly executed) at the principal office of the Company and by the
---------
payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

     4.  Stock Fully Paid; Reservation of Shares.  All Common Stock which may be
         ---------------------------------------
issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. Subject to the letter agreement dated the date hereof between the Company and the Warrantholder, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.  Number of Warrant Shares.  The number of shares of Common Stock as to
         ------------------------
which this Warrant is initially exercisable (the "Warrant Shares") shall equal the quotient of ___________ divided by the initial Warrant Price (the Base Warrant Shares") plus an additional number of shares of Common Stock equal to the Base Warrant Shares multiplied by the number of monthly anniversaries of the date of issuance of this Warrant which shall have passed prior to the earlier of
(i) the date on which the principal and accrued interest on this Note shall have been repaid in full or (ii) the conversion of the Note in the Next Round.

     6.  Adjustment of Warrant Price and Number of Shares.  The kind of
         ------------------------------------------------
securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

         (a) Adjustments to Warrant Price for Diluting Issues:
             ------------------------------------------------

             (i)  Special Definitions.  For purposes of this Section 6(a), the
                  -------------------
following definitions shall apply:

                    (1)  "Option" shall mean rights, options or warrants to
                          ------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2)  "Original Issue Date" shall mean the date on which this
                          -------------------
Warrant shall first become exercisable.

                    (3)  "Convertible Securities" shall mean any evidences of
                          ----------------------
indebtedness, shares (other than the Company's Common Stock, Series A Convertible Preferred, Series B Convertible Preferred and Series BB Convertible Preferred (collectively, the "Preferred Stock")) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (4)  "Additional Shares of Common Stock" shall mean all
                          ---------------------------------
shares of Common Stock issued (or, pursuant to Section 6(a)(iii), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                            (A) upon conversion of shares of Preferred Stock or
by way of dividend or distribution on shares of Preferred Stock; and

                            (B) to officers, directors or employees of, or
consultants to, the Company pursuant to action by the Board of Directors prior to the Original Issue Date, pursuant to the Company's Stock Option Plan in existence as of the Original Issue Date or pursuant to any other stock purchase or option plan or other employee or director stock incentive or compensation program (collectively, the "Plans") approved by a majority of the members of the Board of Directors designated by the holders of Preferred Stock.

             (ii)  No Adjustment of Warrant Price.  No adjustment in the number
                   ------------------------------
of shares of Common Stock into which this Warrant is exercisable shall be made by adjustment in the Warrant Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Company is less than the Warrant Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

             (iii) Issue of Securities Deemed Issue of Additional Shares of
                   --------------------------------------------------------
Common Stock.
------------

                    (1)  Options and Convertible Securities. In the event the
                         ----------------------------------
Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(a)(v)) of such Additional Shares of Common Stock would be less than the Warrant Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                            (A) no further adjustment in the Warrant Price shall
be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                            (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                              (I)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 6(a)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to clause (B) or (C) above
shall have the effect of increasing the Warrant Price to an amount which exceeds the lower of (i) the Warrant Price on the original adjustment date, or (ii) the Warrant Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F) if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Warrant Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Warrant Price shall be adjusted pursuant to this Section 6(a)(iii) as of the actual date of their issuance.

                    (2) Stock Dividends, Stock Distributions and Subdivisions.
                        -----------------------------------------------------
In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Warrant Price shall be adjusted in accordance with Sections 6(b), (c) and (d).

               (iv) Adjustment of Warrant Price Upon Issuance of Additional
                    -------------------------------------------------------
Shares of Common Stock.
----------------------

               In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(a)(iii)) without consideration or for a consideration per share less than the Warrant Price in effect on the date of and immediately prior to such issue, then and in such event, such Warrant Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which this Warrant is exercisable, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus
(B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus (B) the number of such Additional Shares of Common Stock so issued, provided that the Warrant Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

               (v)  Determination of Consideration. For purposes of this Section
                    ------------------------------
6(a), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property:  Such consideration shall:
                         -----------------

                            (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                            (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                            (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                      (2)  Options and Convertible Securities. The consideration
                           ----------------------------------
per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(a)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b)  Stock Dividends, Distributions or Subdivisions. In the event the
               -----------------------------------------------
Company at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Warrant Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

          (c)  Combinations or Consolidations. In the event the outstanding
               ------------------------------
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (d)  Reclassification, Consolidation or Merger.  In case of any
               -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection (d) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

          (e)  Adjustment of Number of Shares. Upon each adjustment in the
               ------------------------------
Warrant Price pursuant to any of Sections 6 (a) through (d), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     7.  Notice of Adjustments.  Whenever any Warrant Price shall be adjusted
         ---------------------
pursuant to Section 6 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in
Section 11(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

     8.  Fractional Shares.  No fractional shares of Common Stock will be issued
         -----------------
in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     9.  Compliance with the Act.  The holder of this Warrant, by acceptance
         -----------------------
hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act.

     10. Transfer and Exchange of Warrant.
         --------------------------------

           (a) Transfer.  This Warrant may be transferred or succeeded to by any
               --------
person; provided, however, that the Company is given written notice by the
        --------  -------
transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

           (b) Exchange.  Subject to compliance with the terms hereof, this
               --------
Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

    11. Miscellaneous.
        -------------

          (a) No Rights as Shareholder.  Except as provided in the Agreement, no
              ------------------------
holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) Replacement.  On receipt of evidence reasonably satisfactory to
              -----------
the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c) Notice of Capital Changes.  In case:
              -------------------------

              (i) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

              (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

              (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

    then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

          (d) Notice. Any notice given to either party under this Warrant shall
              ------
be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

          (e) No Impairment.  The Company will not, by amendment of its Restated
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

          (f) Governing Law.  This Warrant shall be governed by and construed
              -------------
under the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Warrant is executed as of this ______ day of September, 1995.

                    PHYTERA, INC.



                    By: _____________
                    Title:

                                                            EXHIBIT 1
                                                            ---------

                               NOTICE OF EXERCISE
                               ------------------


TO:  PHYTERA, INC.

     1. The undersigned hereby elects to purchase _________ shares of Common Stock of PHYTERA, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


               _______________________________________________
                                    (Name)

               _______________________________________________


               _______________________________________________
                                   (Address)

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                            ______________________________
                                            Signature

WARRANT HOLDERS:

BankBoston Ventures, Inc.
Commonwealth BioVentures V Limited Partnership
Concord Partners II, L.P.
CR Management Capital Partners I L.P.
Michael Porter
Lennart Lindberg, as Trustee (Carper Share)
Lennart Lindberg, as Trustee (Gamble Share)
Gabriel Schmergel
Robert and Dolores Lombardi
Robert J. Carpenter
Dillon, Read & Co., Inc.
Jospeh M. Siegman
MODL Ventures